As filed with the Securities and Exchange Commission on June 29, 2017

Registration No. 333-216824

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Janus Henderson Group plc

(Formerly Henderson Group plc)

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant name into English)

Jersey, Channel Islands (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

Jacqui Irvine
Group General Counsel & Company Secretary
201 Bishopsgate
EC2M 3AE
United Kingdom
+44 (0) 20 7818 1818
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Henderson Global Investors (North America) Inc.
737 North Michigan Avenue, Suite 1700
Chicago, IL 60611
+1 (312) 397 1122
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Peter D. Lyons
Matthew F. Herman
Paul D. Tropp
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
+1 (212) 277 4000

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

PART II

EXPLANATORY NOTE

In accordance with the undertaking of Janus Henderson Group plc (“Janus Henderson”) set forth in the registration statement on Form F-4 (File No. 333-216824) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on March 21, 2017, Janus Henderson is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 778,073 of its ordinary shares, previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement and issuable to the stockholders of Janus Capital Group Inc. (“Janus”) in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of October 3, 2016, among Janus, Henderson Group plc (“Henderson”) and Horizon Orbit Corp. (“Merger Sub”).  Upon closing of the merger, a holder of Janus common stock was entitled to receive 0.4719 fully paid and non-assessable Janus Henderson ordinary shares for each share of Janus common stock that it held, plus cash in lieu of any fractional shares based on then prevailing market prices.

Pursuant to the Registration Statement, 88,000,000 ordinary shares of Janus Henderson were registered. Upon completion of the merger on May 30, 2017, a total of 87,221,927 ordinary shares were issuable by Janus Henderson to stockholders of Janus. Therefore, in accordance with the undertaking set forth in the Registration Statement, Janus Henderson hereby removes from registration the remaining 778,073 ordinary shares previously registered on the Registration Statement.

Item 21.     Exhibits and Financial Statement Schedules

(a)     The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
24.1	Power of Attorney (included on the signature page of this post-effective amendment to the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on June 29, 2017.

JANUS HENDERSON GROUP PLC

By:	/s/ Andrew Formica
	Name:	Andrew Formica
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Formica, Roger Thompson and Jacqui Irvine, and each of them acting individually, as true and lawful attorneys-in- fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post- effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other prospectus in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature/Name	Title	Date

*	Chairman of the Board	June 29, 2017
Richard Gillingwater

/s/ Andrew Formica	Executive Director and Co-Chief Executive Officer (Principal Executive Officer)	June 29, 2017
Andrew Formica

/s/ Richard Weil	Executive Director and Co-Chief Executive Officer (Principal Executive Officer)	June 29, 2017
Richard Weil

*	Chief Financial Officer (Principal Financial Officer)	June 29, 2017
Roger Thompson

Signature/Name	Title	Date

/s/ Brennan Hughes	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	June 29, 2017
Brennan Hughes

*	Non-executive Director	June 29, 2017
Sarah Arkle

*	Non-executive Director	June 29, 2017
Kalpana Desai

*	Non-executive Director	June 29, 2017
Kevin Dolan

*	Non-executive Director	June 29, 2017
Angela Seymour-Jackson

* By:	/s/ Andrew Formica
	Name:	Andrew Formica
	Date:	June 29, 2017
Attorney-in-Fact

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.			June 29, 2017

Authorized Representative in the United States

By:	/s/ Michelle R. Rosenberg
	Name:	Michelle R. Rosenberg
	Title:	Secretary